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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): OCTOBER 14, 2004

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                           UNITED HERITAGE CORPORATION
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

            UTAH                           0-9997                 87-0372864
(STATE OR OTHER JURISDICTION OF     (COMMISSION FILE NO.)      (IRS EMPLOYEE
 INCORPORATION OR ORGANIZATION)                              IDENTIFICATION NO.)

                              2 NORTH CADDO STREET
                              CLEBURNE, TEXAS 76033
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                                  817-641-3681
                            (ISSUER TELEPHONE NUMBER)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b)).

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13(e)-4(c))

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      This Form 8-K and other reports filed by the Registrant from time to time with the Securities and Exchange Commission (collectively the "Filings") contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Registrant's management as well as estimates and assumptions made by the Registrant's management. When used in the Filings the words "anticipate", "believe", "estimate", "expect", "future", "intend", "plan" or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant's management identify forward looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Registrant's industry, operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

      Although the Registrant believes that the expectations reflected in the forward looking statements are reasonable, the Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, the Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

      On October 14, 2004 the Registrant, United Heritage Corporation, entered into an Agreement and Plan of Merger with Imperial Petroleum, Inc. (the "Agreement"), as announced in the attached press release. Imperial Petroleum, Inc.'s common stock is publicly traded on the Over the Counter Bulletin Board under the symbol IPTM.OB. Other than the Agreement, there is no relationship between the Registrant and its affiliates and Imperial Petroleum, Inc. and its affiliates.

      Pursuant to the Agreement, the Registrant will create a new subsidiary that will merge into Imperial Petroleum, Inc. Imperial Petroleum, Inc. will survive the merger and become a wholly owned subsidiary of the Registrant. Each holder of Imperial Petroleum, Inc. common stock will receive one share of the Registrant's common stock, $0.001 par value, for every three shares of Imperial Petroleum, Inc., $0.006 par value per share. The merger is subject to approval of the Registrant's shareholders, Imperial's shareholders, Imperial's lenders, and an effective Registration Statement on Form S-4 filed with the Securities and Exchange Commission. The share exchange shall be accomplished through Computershare Trust Company, the Registrant's stock transfer agent.

      Holders of warrants to purchase Imperial Petroleum, Inc. common stock will be asked to relinquish the warrants in exchange for shares of the Registrant's common stock. The number of shares granted to each warrant holder who agrees to relinquish his warrant shall be computed by multiplying the number of shares subject to the warrant by the amount by which the "Per Share Amount Value" (designated as $0.25) exceeds the exercise price per share of the shares subject to the warrant, divided by $0.75. Warrant holders who decline to relinquish their warrants will receive, upon exercise of the warrant, one share of the Registrant's common stock for every three shares of Imperial Petroleum, Inc. common stock represented by the warrant.
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      No fractional shares of the Registrant's common stock will be issued as a result of the share exchange.

      Upon completion of the merger, Jeffrey T. Wilson, the President and Chief Executive Officer, Chairman of the Board of Directors and a significant shareholder of Imperial, will become the Registrant's President and Chief Executive Officer. In addition, the Registrant will take the actions necessary to cause the Board of Directors of the Registrant to consist of not more than ten directors, three of whom shall be Jeffrey T. Wilson, Greg Thaggard and Aaron Wilson, who is Jeffrey Wilson's son. The Registrant will cause one of these three individuals to be appointed to the Audit Committee of the Board of Directors of the Registrant.

      The Board of Directors of Registrant approved the material terms of the merger in a Unanimous Written Consent dated October 14, 2004, and recommended that the shareholders of the Registrant approve the merger.

      On July 14, 2004, the Registrant filed a Form 8-K disclosing the terms of the letter of intent signed by Imperial Petroleum, Inc. and the Registrant. The Form 8-K indicated that Jeffrey T. Wilson intended to purchase 13,188,834 shares of the Registrant's common stock at a price of $0.75 per share. Mr. Wilson has informed the Registrant that he is unable to proceed with the stock purchase transaction.

      The information above is qualified in its entirety by reference to the Agreement including all annexes, exhibits and schedules attached thereto.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

      Exhibit 10. Agreement and Plan of Merger between United Heritage Corporation, a Utah corporation, and Imperial Petroleum, Inc., a Nevada corporation, dated as of October 14, 2004.

      Exhibit 99. Press Release

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 20, 2004

                                      UNITED HERITAGE CORPORATION


                                      By: /s/ Walter G. Mize
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                                         Walter G. Mize, Chief Executive Officer